Exhibit 99.1

Apple Hospitality REIT, Inc. Acquires Courtyard by Marriott in San Diego, CA

Richmond, VA – September 2, 2015 – Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced that it has closed on the previously announced acquisition of a 245-room Courtyard® by Marriott® in San Diego, CA for a purchase price of $56 million, or approximately $229,000 per key.

“We are pleased to add the recently renovated Courtyard San Diego Central to our portfolio of upscale hotels and increase our presence in the dynamic San Diego market,” said Nelson Knight, Executive Vice President and Chief Investment Officer for Apple Hospitality REIT. “San Diego’s economy is diversified across numerous leisure and corporate demand generators and we believe this hotel is well positioned for future growth.”

In addition to popular leisure activities, the San Diego market provides a wealth of diverse demand generators with an economy marked by a strong military concentration, technology industries and innovative life science research and healthcare organizations. The Courtyard® San Diego Central, located at 8651 Spectrum Center Boulevard in San Diego, is convenient to Qualcomm Stadium, San Diego State University, the University of California San Diego, the San Diego Zoo, Marine Corps Air Station Miramar, SeaWorld San Diego, the Gaslamp Quarter, downtown San Diego and San Diego’s beaches. Hotel industry fundamentals have continued to accelerate across the San Diego market and according to data provided by Smith Travel Research (STR), RevPAR improved by 10.7 percent for the first six months of 2015 as compared to the same period of 2014.

Following this acquisition, the Apple Hospitality portfolio includes 177 hotels, with approximately 22,750 guestrooms, geographically diversified across 32 states.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. The Company’s portfolio consists of 177 hotels, with approximately 22,750 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets across 32 states. For more information, please visit www.applehospitalityreit.com.

Exhibit 99.1

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements, involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the periods ended June 30, 2015.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of this press release.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Director of Investor Services
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.